ARTICLES OF AMENDMENT


          GENERAL NEW YORK MUNICIPAL BOND FUND, INC., a Maryland corporation having its principal place of business in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
          FIRST: The charter of the Corporation is hereby amended by striking Article SEVENTH of the Articles of Incorporation and inserting in lieu thereof the following:
          "SEVENTH: (1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland
          General Corporation Law, no director or
          officer of the corporation shall have any liability to the corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

               (2)  The corporation shall indemnify and
          advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation
          Law. The corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The board of directors may, through a by-law, resolution or agreement, make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General
          Corporation Law.

               (3)  No provision of this Article
          SEVENTH shall be effective to protect or purport to protect any director or officer of the corporation against any liability to the corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

               (4)  References to the Maryland General
          Corporation Law in this Article SEVENTH are to the law as from time to time amended. No amendment to the Articles of Incorporation of the corporation shall affect any right of any person under this Article SEVENTH based on any event, omission or proceeding prior to such amendment.


          SECOND: The Board of Directors of the Corporation approved the foregoing amendment to the charter as set forth in Article FIRST hereto, and declared that said amendment was advisable. The Corporation's stockholders approved the foregoing amendment at a meeting held on February 12, 1993.

          The Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

          IN WITNESS WHEREOF, General New York Municipal Bond Fund, Inc. has caused this instrument to be filed in its name and on its behalf by its Vice President, Daniel C. Maclean, and witnessed by its Assistant Secretary, Christine Pavalos, on the

23rd of February, 1993.

                              GENERAL NEW YORK
                                MUNICIPAL BOND FUND, INC.



                         BY: /s/ Daniel C. Maclean
                            Daniel C. Maclean, Vice President

ATTEST:



 /s/ Christine Pavalos
Christine Pavalos, Assistant Secretary


                      ARTICLES OF AMENDMENT

          GENERAL NEW YORK MUNICIPAL BOND FUND, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended by striking Article FIFTH of the Articles of Incorporation and inserting in lieu thereof the following:
          "FIFTH: (1) The total number of shares of stock which the corporation has authority to issue is one hundred million (100,000,000) shares, all of which are of a par value of one cent ($.01) each and are designated as Common Stock.

     (2) The aggregate par value of all the authorized shares of stock is one million dollars
     ($1,000,000.00).

     (3) The Board of Directors of the corporation is authorized, from time to time, to fix the price or the minimum price or the consideration or minimum consideration for, and to authorize the issuance of, the shares of stock of the corporation.

     (4) The Board of Directors of the corporation is authorized, from time to time, to further classify or to reclassify, as the case may be, any unissued shares of stock of the corporation by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of the stock.

     (5) Subject to the power of the Board of Directors to reclassify unissued shares, the shares of each class of stock of the corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

          (a)  (i)  All consideration received by the
          corporation for the issuance or sale of
          shares together with all income, earnings, profits and proceeds thereof, shall irrevocably belong to such class for all purposes, subject only to the rights of creditors, and are herein referred to as "assets belonging to" such class.

               (ii)  The assets belonging to such
          class shall be charged with the liabilities of the corporation in respect of such class and with such class's share of the general liabilities of the corporation, in the latter case in proportion that the net asset value of such class bears to the net asset value of all classes. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, to a class.

               (iii)  Dividends or distributions
          on shares of each class, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to such class.

               (iv)  In the event of the liquidation or
          dissolution of the corporation, stockholders of each class shall be entitled to receive, as a class, out of the assets of the corporation available for distribution to stockholders, the assets belonging to such class and the assets so distributable to the stockholders of such class shall be distributed among such stockholders in proportion to the number of shares of such class held by them.

          (b)  A class may be invested with
          one or more other classes in a common
          investment portfolio. Notwithstanding the provisions of paragraph (5)(a) of this Article Fifth, if two or more classes are invested in a common investment portfolio, the shares of each such class of stock of the corporation shall be subject to the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, and, if there are other classes of stock invested in a different investment portfolio, shall also be subject to the provisions of paragraph (5)(a) of this Article Fifth at the portfolio level as if the classes invested in the common investment portfolio were one class:

               (i) The income and expenses of the
          investment portfolio shall be allocated
          among the classes invested in the investment portfolio in accordance with the number of shares outstanding of each such class or as otherwise determined by the Board of Directors.

               (ii) As more fully set forth in this
          paragraph (5)(b) of Article Fifth, the
          liabilities and expenses of the classes
          invested in the same investment portfolio shall be determined separately from those of each other and, accordingly, the net asset value, the dividends and distributions payable, and the amounts distributable in the event of liquidation of the corporation to holders of shares of the corporation's stock may vary from class to class invested in the same investment portfolio. Except for these differences and certain other differences set forth in this paragraph (5) of Article Fifth, the classes invested in the same investment portfolio shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

               (iii) The dividends and distributions of investment income and capital gains with respect to the classes invested in the same investment portfolio shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary among the classes invested in the same investment portfolio to reflect differing allocations of the expenses of the corporation among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, capital gains, expenses and liabilities of the corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with the order dated January 14, 1993
          (Investment Company Act of 1940 Release No.
          19214) issued by the Securities and Exchange
          Commission in connection with the
          application for exemption filed by Dreyfus A
          Bonds Plus, Inc., et al., and any existing or future amendment to such order or any rule or interpretation under the Investment
          Company Act of 1940, as amended, that
          modifies or supersedes such order.

          (c)  On each matter submitted to a vote
          of the stockholders, each holder of a share of stock shall be entitled to one vote for each share standing in his name on the books of the corporation irrespective of the class thereof. All holders of shares of stock shall vote as a single class except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange
          Commission, or otherwise, or except with respect to any matter which affects only one or more classes of stock, in which case only the holders of shares of the class or classes affected shall be entitled to vote.

          Except as provided above, all provisions of the Articles of Incorporation relating to stock of the corporation shall apply to shares of, and to the holders of, all classes of stock.

     (6)  Notwithstanding any provisions of the Maryland
     General Corporation Law requiring a greater proportion than a majority of the votes of stockholders entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon.

     (7) The presence in person or by proxy of the holders of one-third of the shares of stock of the corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum.

     (8) The corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the corporation, but excluding the right to receive a stock certificate evidencing a fractional share.

     (9) No holder of any shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class which the corporation proposes to issue, or any rights or options which the corporation proposes to issue or to grant for the purchase of shares of any class or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Di-rectors in its discretion may determine, without first offering the same, or any thereof, to any said holder."


          SECOND:   The charter of the Corporation is hereby
further amended by striking paragraph (c) of Article EIGHTH of the Articles of Incorporation and inserting in lieu thereof the following:

          "EIGHTH: * * * (c) Net asset value per share of a class shall be determined by dividing:

               (i)  The total value of the assets of
          such class or, in the case of a class
          invested in a common investment portfolio with other classes, such class's proportionate share of the total value of the assets of the common investment portfolio, such value determined as provided in Subsection (d) below less, to the extent determined by or pursuant to the direction of the Board of Directors, all debts, obligations and liabilities of such class
          (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any and all debts, obligations, liabilities, or claims, of any and every kind and nature, fixed, accrued and otherwise, including the estimated accrued expenses of management and supervision, administration and distribution and any reserves or charges for any or all of the foregoing, whether for taxes, expenses or otherwise) but excluding such class's liability upon its shares and its surplus, by

               (ii) The total number of shares of such class outstanding.


          The Board of Directors is empowered, in its absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary in order to enable the corporation to comply with, or are deemed by it to be desirable provided they are not inconsistent with, any provision of the Investment Company Act of 1940 or any rule or regulation thereunder."


          THIRD: The Board of Directors of the Corporation approved the foregoing amendment to the charter as set forth in Article FIRST hereto, and declared that said amendment was advisable. The Corporation's stockholders approved said amendment at a meeting held on August 3, 1994.
          The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of her knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

          IN WITNESS WHEREOF, General New York Municipal Bond Fund, Inc. has caused this instrument to be filed in its name and on its behalf by its President, Marie E. Connolly, and witnessed by its Assistant Secretary, Eric B. Fischman, on the 3rd day of January, 1995.


                         GENERAL NEW YORK MUNICIPAL
                           BOND FUND, INC.



                         By: /s/ Marie E. Connolly
                            Marie E. Connolly, President


ATTEST:



 /s/ Eric B. Fischman
Eric B. Fischman,
  Assistant Secretary



  PARK AVENUE NEW YORK TAX EXEMPT INTERMEDIATE BOND FUND, INC.

                      ARTICLES OF AMENDMENT



          PARK AVENUE NEW YORK TAX EXEMPT INTERMEDIATE BOND FUND, INC., a Maryland corporation having its principal office in the State of Maryland at 32 South Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (hereinafter called the "Department") that:
          FIRST: The charter of the Corporation is hereby amended by striking out Article ELEVENTH of the Articles of Incorporation and inserting in lieu thereof the following:
               "ELEVENTH: The corporation recognizes that directors, officers and employees of The Chase Manhattan Bank, N.A. may from time to time serve as directors, officers and employees of other corporations (including other investment companies) and that such other corporations may include the words "Park Avenue" as part of their name, and that The Chase Manhattan Bank, N.A. or its affiliates may enter into investment advisory or other agreements with such other corporations.
          If The Chase Manhattan Bank, N.A. ceases to act as this corporation's investment adviser, this corporation will take, at The Chase Manhattan
          Bank, N.A.'s request, all necessary action to change its name to a name not including "Park
          Avenue" in any form or combination of words."

          SECOND: The Board of Directors of the Corporation by unanimous written consent pursuant to Section 2-408 of Corporations and Associations Article of the Annotated Code of Maryland dated as of October 25, 1984, duly adopted a resolution in which was set forth the foregoing amendment to the charter.
          THIRD: Said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of Section 2-505 of the Corporations and Associations Article of the Annotated Code of Maryland, and filed with the records of stockholders meetings.
          IN WITNESS WHEREOF, Park Avenue New York Tax Exempt Intermediate Bond Fund, Inc. has caused these Articles to be signed in its name and on its behalf by its President and witnessed by its Secretary on November 9, 1984.

                              PARK AVENUE NEW YORK TAX EXEMPT
                              INTERMEDIATE BOND FUND, INC.


                              By: /s/ Joseph S. DiMartino
                                 Joseph S. DiMartino, President

Witness:



 /s/ Steven F. Newman
Steven F. Newman, Secretary

          The undersigned, President of Park Avenue New York Tax Exempt Intermediate Bond Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                          /s/ Joseph S. DiMartino
                         Joseph S. DiMartino, President

  PARK AVENUE NEW YORK TAX EXEMPT INTERMEDIATE BOND FUND, INC.

                      ARTICLES OF AMENDMENT
     Park Avenue New York Tax Exempt Intermediate Bond Fund, Inc., a Maryland corporation having its principal office in the State of Maryland at 32 South Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (hereinafter called the "Department") that:
          FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:
          "SECOND: The name of the corporation (herein called the "corporation") is General New York Tax Exempt Intermediate Bond Fund, Inc."
          SECOND: The Board of Directors of the Corporation at a meeting held on February 18, 1988 duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment of the charter as proposed was advisable.
          THIRD: Said amendment has been consented to and authorized by a majority of the holders of the issued and outstanding stock, entitled to vote, at a meeting of stockholders held on May 31, 1988, and the actions taken at such meeting have been filed with the records of stockholders meetings.
          IN WITNESS WHEREOF, Park Avenue New York Tax Exempt Intermediate Bond Fund, Inc. has caused these Articles to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on May 31, 1988.
                              PARK AVENUE NEW YORK TAX EXEMPT
                              INTERMEDIATE BOND FUND, INC.


                              By: /s/ Joseph S. DiMartino
                                 Joseph S. DiMartino, President

Witness:


 /s/ Christine Pavalos
Christine Pavalos,
  Assistant Secretary
           The undersigned, President of Park Avenue New York Tax Exempt Intermediate Bond Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                               /s/ Joseph S. DiMartino
                              Joseph S. DiMartino, President


          PARK AVENUE NEW YORK INTERMEDIATE TAX EXEMPT
                     MONEY MARKET FUND, INC.


                      ARTICLES OF AMENDMENT


          PARK AVENUE NEW YORK INTERMEDIATE TAX EXEMPT MONEY MARKET FUND, INC., a Maryland corporation having its principal office in the State of Maryland at 32 South Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (hereinafter called the "Department") that:
          FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:
               "SECOND:  The name of the corporation
          (herein called the "corporation") is Park
          Avenue New York Tax Exempt Intermediate Bond
          Fund, Inc."

          SECOND: The amendment to the charter of the Corporation herein made was duly approved by unanimous written consent to action without meeting of the Board of Directors of the Corporation dated as of October 12, 1984; and that at the time of the approval by the Directors of the Corporation there were no shares of stock of the Corporation entitled to vote on the matter either outstanding or subscribed for.
          THIRD: These Articles of Amendment shall become effective at the time and on the date of acceptance of these Articles for recording by the Department.
          IN WITNESS WHEREOF, Park Avenue New York Intermediate Tax Exempt Money Market Fund, Inc. has caused these Articles to be signed in its name and on its behalf by its President and witnessed by its Secretary on October 12, 1984.

                              PARK AVENUE NEW YORK INTERMEDIATE
                              TAX EXEMPT MONEY MARKET FUND, INC.


                              By: /s/ Rodger A. Lawson
                                 Rodger A. Lawson, President

Witness:



 /s/ Mark N. Jacobs
Mark N. Jacobs, Secretary



          The undersigned, President of Park Avenue New York Intermediate Tax Exempt Money Market Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                               /s/ Rodger A. Lawson
                              Rodger A. Lawson, President


      ELOC NEW YORK INTERMEDIATE TAX EXEMPT BOND FUND, INC.

                      ARTICLES OF AMENDMENT



          ELOC NEW YORK INTERMEDIATE TAX EXEMPT BOND FUND, INC., a Maryland corporation having its principal office in the State of Maryland at 32 South Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (hereinafter called the "Department") that:
          FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:
               "SECOND:  The name of the corporation
          (herein called the "corporation") is Park Avenue
          New York Intermediate Tax Exempt Money Market
          Fund, Inc."

          SECOND: The amendment to the charter of the Corporation herein made was duly approved by unanimous written consent to action without meeting of the Board of Directors of the Corporation dated as of September 24, 1984; and that at the time of the approval by the Directors of the Corporation there were no shares of stock of the Corporation entitled to vote on the matter either outstanding or subscribed for.
          THIRD: These Articles of Amendment shall become effective at the time and on the date of acceptance of these Articles for recording by the Department.
          IN WITNESS WHEREOF, ELOC New York Intermediate Tax Exempt Bond Fund, Inc. has caused these Articles to be signed in its name and on its behalf by its President and witnessed by its Secretary on September 24, 1984.


                              By: /s/ Rodger A. Lawson
                                 Rodger A. Lawson, President


Witness:



 /s/ Mark N. Jacobs
Mark N. Jacobs, Secretary



          The undersigned, President of ELOC New York
Intermediate Tax Exempt Bond Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                               /s/ Rodger A. Lawson
                              Rodger A. Lawson, President

                      ARTICLES OF AMENDMENT


          General New York Tax Exempt Intermediate Bond Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
          FIRST: The charter of the Corporation is hereby amended by striking Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:
               "SECOND:  The name of the corporation
          (hereinafter called the `corporation') is
          General New York Municipal Bond Fund, Inc."


          SECOND: The Board of Directors of the Corporation approved the foregoing amendment to the charter as set forth in Article FIRST hereto, and declared that said amendment was advisable. The Corporation's stockholders approved the foregoing amendment at a meeting held on December 18, 1989.
          The President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects and that this statement is made under the penalties of perjury.
          IN WITNESS WHEREOF, General New York Tax Exempt Intermediate Bond Fund, Inc. has caused this instrument to be filed in its name and on its behalf by its President, Richard J. Moynihan, and witnessed by its Secretary, Mark N. Jacobs, on the 18th day of December, 1989.
                              GENERAL NEW YORK TAX EXEMPT
                              INTERMEDIATE BOND FUND, INC.


                              By: /s/ Richard J. Moynihan
                                 Richard J. Moynihan,
                                 President

ATTEST:


 /s/ Mark N. Jacobs
Mark N. Jacobs, Secretary